UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2020

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	98-1425274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

Collier Creek Holdings
200 Park Avenue, 58th Floor
New York, New York 10166
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	UTZ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the Board of Directors of Utz Brands, Inc., a Delaware corporation (the “Company”) approved the Utz Brands, Inc. 2021 Employee Stock Purchase Plan (“ESPP”), subject to stockholder approval. The ESPP will be effective January 1, 2021, and purchase rights may be granted under the ESPP prior to stockholder approval, but no purchase rights may be exercised unless and until stockholder approval is obtained. If stockholder approval of the ESPP is not obtained within 12 months of the date the Board approved the ESPP, the ESPP and all purchase rights thereunder will terminate.

The maximum number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) available for sale under the ESPP shall not exceed in the aggregate 1,500,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the ESPP.

The ESPP authorizes the grant of purchase rights that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

The ESPP is administered by the Compensation Committee of the Board or one or more subcommittees appointed by the Compensation Committee of the Board. As of January 1, 2021, all affiliates of the Company are designated as eligible to participate in the ESPP and the administrator may change these designations from time to time without stockholder approval. The administrator may also adopt sub-plans, rules and procedures relating to the operation and administration of the ESPP to facilitate participation in the ESPP by employees who are foreign nationals or employed outside the United States. To the extent any sub-plan is inconsistent with the requirements of Section 423 of the Code, it will be considered part of a non-Section 423 component of the Plan.

The Company’s employees and those of the Company’s designated participating subsidiaries and affiliates with at least thirty (30) days of service as of the first day of a purchase period are generally eligible to participate in the ESPP, though employees whose customary employment is 20 hours per week or less or 5 months per calendar year or less and employees who own 5% or more of the total combined voting power or value of all classes of the Company’s stock or the stock of one of the Company’s subsidiaries are not allowed to participate in the ESPP. In addition, employees in jurisdictions outside of the United States are ineligible to participate in the ESPP if, as of the offering date, the grant of such purchase rights would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed.

Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of Class A Common Stock between 1% and 15% of their eligible compensation during a purchase period. Participants may not accrue the right to purchase stock under the ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 in any calendar year. Participation in the ESPP is voluntary.

Under the ESPP, employees are offered the option to purchase discounted shares of Class A Common Stock during offering periods designated by the administrator. Each offering period will be one year, consisting of two six-month purchase periods, commencing on each January 1 and July 1 following the effective date of the ESPP. The initial offering under the ESPP will commence on January 1, 2021 and end on December 31, 2021. Shares are purchased on the applicable exercise date(s), which is the last trading day of each purchase period with initial purchase dates of June 30, 2021 and December 31, 2021. The purchase price for 2021 will be the lesser of (x) 90% of the fair market value of the Class A Common Stock on the first day of the applicable purchase period and (y) 90% of the fair market value of the Class A Common Stock on the exercise date.

The ESPP also contains provisions with respect to share proration under certain circumstances, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements.

The Compensation Committee has the right to amend, suspend or terminate the ESPP at any time and from time to time to the extent that it deems advisable, subject to any stockholder approval required by applicable law or the stock exchange on which shares of the Company's Class A Common Stock are traded.

The foregoing description of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which will be filed by the Company as an exhibit to the Company's Annual Report on Form 10-K for the year ending January 3, 2021.

Item 7.01.     Regulation FD Disclosure

On December 10, 2020, the Board of Directors of the Company declared a quarterly dividend of approximately $0.06 per share on the Company’s Class A Common Stock payable on January 11, 2021 to stockholders of record as of December 21, 2020. The cash dividend will be funded by cash distribution made by Utz Brands Holdings, LLC (“Utz Brands Holdings”) to the Company and the other holders of Utz Brands Holdings’ common units on a pro-rata basis.

The cash dividend includes a regular quarterly cash dividend of $0.05 per share and an additional cash dividend in the aggregate amount of approximately $0.8 million, which his approximately $0.01 per share. This additional cash dividend will be funded from a portion of the tax distribution by Utz Brands Holdings to the Company that is in excess of corporate taxes payable by the Company.

A copy of the Company’s press release regarding such dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release (dated December 10, 2020).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: December 10, 2020
By: /s/ Cary Devore

Name: Cary Devore
Title: Executive Vice President, Chief Financial Officer